UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 4, 2023, in connection with the appointment of Darren Thompson as Chief Executive Officer and President of Ministry Partners Investment Company, LLC (the “Company”), the Company entered into an employment agreement (the “Agreement”) with Mr. Thompson, which sets forth the terms and provisions governing Mr. Thompson’s employment as the Company’s Chief Executive Officer and President, effective as of December 15, 2023. Mr. Thompson does not have any family relationships with any of the Company’s Board of Managers or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Pursuant to the Agreement, Mr. Thompson will serve as the Company’s President and Chief Executive Officer for an initial one-year term. On each subsequent year thereafter, the Agreement will renew automatically unless either party provides the other party with written notice at least three months prior to the expiration of the term. Mr. Thompson will receive a base salary of $230,000 per year and will be eligible to receive additional bonus awards, supplemental retirement, and deferred compensation awards that may be adopted by the Company for its Chief Executive Officer or other executive officers. The Company’s Board of Managers, in its sole discretion, may approve a bonus award of up to thirty percent of Mr. Thompson’s base salary, payable upon such vesting, performance, and other terms and conditions as the Board may determine from time to time.

Mr. Thompson’s appointment will be an “at-will” arrangement, as defined under applicable law, and either party may terminate the Agreement for any reason; provided, however, that Mr. Thompson will be entitled to certain severance benefit payments as provided for in the Agreement. If Mr. Thompson’s employment is terminated for “cause,” or he terminates his employment without “good reason,” Mr. Thompson will receive his base salary through the date of termination. If Mr. Thompson’s employment is terminated without cause or he terminates his employment for “good reason” as described in the Agreement, he will be entitled to receive an amount equal to not less than a minimum six months of his base salary at the rate then in effect prior to his termination of employment; this is subject, however, to Mr. Thompson’s execution and non-revocation of a release of claims. In the event Mr. Thompson’s employment is terminated for “cause,” or he voluntarily terminates without “good reason,” no severance payments will be paid.

Under the terms of the Agreement, Mr. Thompson will be subject to certain confidentiality, non-solicitation, trade secrets, and restrictive covenants described in the Agreement.

The foregoing descriptions of the Agreement are qualified in their entirety by reference to the whole text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are attached herewith:

Exhibit No.
Exhibit 10.1	Employment agreement, dated December 4, 2023, by and between Darren Thompson and Ministry Partners Investment Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 4, 2023	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ R. Michael Lee
R. Michael Lee
Chairman of the Board of Managers